Exhibit 10.1

                                 August 5, 2005



Thomas C. Bennett
933 Seneca Road
Great Falls, VA  22066

Dear Tom:

      In recognition of your service to Terabeam Wireless / YDI Wireless, Inc. ("Terabeam") and to assist you in your transition to new employment, we would like to offer to you the following separation terms and benefits. Accordingly, this letter agreement is intended to confirm our understanding and agreement with respect to your termination of employment with Terabeam.

      1. Separation Date. Your last day of employment is August 2, 2005 (the
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"Separation Date"). Except as provided elsewhere in this letter agreement, your employment benefits will cease in accordance with the terms of the specific benefit plans at issue on the Separation Date. Terabeam will reimburse you for normal business expenses incurred through the Separation Date in accordance with its normal policy. Notice of your rights with respect to continuation of health and dental benefits will be provided under separate cover.

      2. Options. The vesting of your 100,000 options to purchase Terabeam stock
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will be accelerated such that all 100,000 options are vested and exercisable on the Separation Date. As part of our overall agreement, you may exercise your vested options in accordance with the terms of your stock option agreement (as amended in the preceding sentence); provided, however, that you hereby agree not to exercise any options prior to the Effective Date (as described in Section 11 below) and agree that Terabeam may disregard any purported exercise prior to that date.

      3. Accrued Vacation. Terabeam will compensate you for all accrued unused
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vacation time as of the Separation Date. You will not continue to accrue vacation time after the Separation Date.

      4. Medical and Dental Insurance Benefit Continuation. Your medical and
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dental group coverage will continue until August 31, 2005. You will be eligible to continue those benefits under COBRA. If you elect to do so, Terabeam will pay the COBRA premiums to continue your medical and dental insurance coverage through December 31, 2005. If Terabeam is unable to continue coverage for any reason (including your becoming ineligible or the benefit plans being terminated), Terabeam's sole liability to you will be to pay you the amount Terabeam would have paid to continue the insurance coverage. After December 31, 2005, you may elect to continue your group medical and dental coverage at your own expense under the terms of COBRA.

Thomas C. Bennett
August 5, 2005
Page 2


      5. Terabeam Property. You agree and acknowledge that you have returned to
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Terabeam all property of Terabeam. For purposes of this paragraph, "property of
Terabeam" includes, but is not limited to, product prototypes and mockups, keys, corporate credit cards, passwords, identification cards, equipment, books, supplies, cellular telephones, computer programs, computers, computer files, pictures, products, components, originals and copies of all corporate documents, including financial records and information, and any other materials, whether prepared by you or by others, but excludes anything owned by you individually.

      6. General Release of Claims. In consideration of the provision to you of
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the benefits specified in this letter agreement, you hereby agree and covenant not to sue and not to make any claims of any kind against Terabeam, its past and present divisions, subsidiaries, affiliates or related companies, its successors or assigns and all past and present directors, officers, employees, shareholders, and agents of these entities (collectively the "Releasees") before any court or agency or other forum, and you further agree to, and hereby do, release the Releasees up to the date of execution of this letter agreement for any claims you may have against them, including, without limitation, any claims arising under the Americans with Disabilities Act, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, or any other federal or state statute, law, regulation or common law provision governing compensation, age discrimination, or the employment relationship. This release does not apply to any claims arising solely after the date of execution of this letter agreement.

      7. Opportunity to Review. You acknowledge that you have been given a
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reasonable period of at least twenty-one (21) days in which to consider this letter agreement prior to signing. You acknowledge that, if you decide to execute this letter agreement prior to the expiration of the twenty-one (21) day period, it is solely your decision and Terabeam has not induced you to do so.

      8. Careful Review and Understanding of Agreement. You represent that you
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have read carefully and fully understand the terms of this letter agreement.

      9. Opportunity to Consult with Counsel. You acknowledge and represent that
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you have been advised to and, to the extent that you have wished to do so, have consulted counsel of your choice prior to signing this letter agreement.

      10. Free and Voluntary Act. You represent that you are entering into this
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letter agreement freely and voluntarily.

      11. Opportunity to Revoke; Effective Date. You will have up to seven (7)
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days following your signing of this letter agreement to revoke your acceptance by so notifying Terabeam in writing. If Terabeam does not receive a written revocation during that seven day period, this letter agreement will automatically take effect on the eighth (8th) day following your signing of it, which date will be the Effective Date. Notwithstanding any other provision of this letter agreement to the contrary, all obligations of Terabeam under this letter agreement are contingent upon the occurrence of, and shall not bind Terabeam until, the Effective Date.

Thomas C. Bennett
August 5, 2005
Page 3


      12. Non-Competition. You acknowledge that any agreements entered into by
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you with Terabeam relating to inventions, non-competition, restrictive covenants, and confidential and/or proprietary information remain in full force and effect.

      13. Protection of Good Name. You agree that you will not in any way
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disparage or harm the name or reputation of Terabeam, or its past or present officers, directors, employees, agents or attorneys, in either their personal or official capacities, either directly or indirectly, or otherwise portray any of the foregoing in a negative manner.

      14. Non-Solicitation. You agree that for a period of one (1) year
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following the Effective Date, you will not solicit or in any manner, directly or indirectly, encourage employees of Terabeam to leave its employ. You further agree that during such period you will not offer or cause to be offered, directly or indirectly, employment to any person who was employed by Terabeam at any time during the six (6) months prior to the Effective Date.

      15. Complete Agreement. Except as otherwise contemplated by this letter
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agreement, this letter agreement represents the complete agreement between you and Terabeam regarding your employment and separation of employment and supersedes any prior and contemporaneous agreements, whether oral or written.

      16. Severability. Any provision of this letter agreement or attachments,
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if any, which is found to be prohibited or unenforceable will be treated as ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      17. Interpretation of Agreement. If any dispute regarding the
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interpretation or application of this letter agreement arises, you agree that it will be interpreted and construed for all purposes under the internal laws of the Commonwealth of Virginia. All disputes arising under or out of this letter agreement will be brought in courts of competent jurisdiction located within the Commonwealth of Virginia. You agree that any breach by you of your obligations under this letter agreement will result in immediate and irreparable harm to Terabeam and therefore, in addition to any other rights and remedies available to Terabeam for any such breach, Terabeam shall be entitled to equitable remedies, including, without limitation, specific performance and injunctive relief.

                            [SIGNATURE PAGE FOLLOWS]

Thomas C. Bennett
August 5, 2005
Page 4


      If this letter agreement correctly sets forth our agreement with respect to the foregoing matters, please so indicate by signing below.

                                                   Sincerely yours,

                                                   /s/ David L. Renauld

                                                   David L. Renauld
                                                   General Counsel

Agreed to and Accepted:



/s/ Thomas C. Bennett
---------------------
Thomas C. Bennett


Date: August 5, 2005


                            COMMONWEALTH OF VIRGINIA

                , SS.                                             August 5, 2005
----------------

      Then personally appeared the above named THOMAS C. BENNETT, and acknowledged the foregoing instrument to be his free act and deed before me.


(Seal)                                 /s/ Gerald Bonnes
                                       -----------------
                                       Notary Public
                                       Name: Gerald Bonnes
                                       My Commission Expires: Aug 31, 2009